UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2015

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)      General Electric Company (the "Company") held its annual meeting of shareowners on April 22, 2015.

(b)      The shareowners elected all of the Company's nominees for director; approved our named executives' compensation; and ratified the appointment of KPMG LLP as the Company's independent auditor for 2015.  The shareowners did not approve any of the shareowner proposals, which are listed below.

A.      Election of Directors
	Shares For	Shares Against	Shares Abstain	Non-Votes
1.W. Geoffrey Beattie	5,572,186,802	91,433,926	26,335,823	2,070,343,674
2.John J. Brennan	5,487,166,064	176,888,895	25,901,591	2,070,343,675
3.James I. Cash, Jr.	5,443,819,685	219,526,965	26,609,900	2,070,343,675
4.Francisco D'Souza	5,575,841,325	87,387,606	26,727,615	2,070,343,679
5.Marijn E. Dekkers	5,493,077,019	170,901,544	25,977,987	2,070,343,676
6.Susan J. Hockfield	5,540,338,377	124,424,398	25,193,775	2,070,343,675
7.Jeffrey R. Immelt	5,358,112,055	280,227,307	51,617,186	2,070,343,677
8.Andrea Jung	5,157,326,289	507,110,733	25,519,527	2,070,343,676
9.Robert W. Lane	5,472,110,640	191,845,316	26,000,595	2,070,343,674
10.Rochelle B. Lazarus	5,488,765,061	169,734,669	31,456,820	2,070,343,675
11.James J. Mulva	5,581,337,114	81,822,433	26,797,003	2,070,343,675
12.James E. Rohr	5,562,668,793	100,686,251	26,601,506	2,070,343,675
13.Mary L. Schapiro	5,579,724,065	85,189,823	25,042,660	2,070,343,677
14.Robert J. Swieringa	5,530,932,956	132,516,799	26,506,796	2,070,343,674
15.James S. Tisch	5,137,168,212	526,596,787	26,191,550	2,070,343,675
16.Douglas A. Warner III	5,421,371,654	241,758,321	26,826,574	2,070,343,676

B.      Management Proposals
	Shares For	Shares Against	Shares Abstain	Non-Votes
1.Advisory Approval of Our Named Executives' Compensation	5,147,978,144	481,082,106	60,896,297	2,070,343,678
2.Ratification of KPMG as Independent Auditor for 2015	7,367,435,271	178,830,448	214,034,506	0

C.      Shareowner Proposals
	Shares For	Shares Against	Shares Abstain	Non-Votes
1.Cumulative Voting	636,160,283	5,000,011,731	53,784,530	2,070,343,681
2.Written Consent	711,569,404	4,919,278,084	59,109,056	2,070,343,681
3.One Director from Ranks of Retirees	180,480,123	5,436,160,176	73,316,250	2,070,343,677
4.Holy Land Principles	167,327,568	5,201,305,001	321,323,976	2,070,343,680
5.Limit Equity Vesting upon Change in Control	2,274,511,207	3,353,630,565	61,814,773	2,070,343,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: April 27, 2015	/s/ Brackett B. Denniston III
Brackett B. Denniston III Senior Vice President, General Counsel and Secretary